ex35

a)
[Aurora Loan Services Logo]

Depositor: Structured Asset Securities Corporation
745 Seventh Avenue, 8th Floor
New York, NY 10019

Trustee: US Bank, N.A.
One Federal Street, 3rd Floor
Boston, MA 02110

Securities Administrator:

Subject:
Annual Officer's Certification
Fiscal Year: 2006
Securitization: LXS 2006-4N
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Master Servicer"), do certify the following for the Calendar Year
2006:
1. A review of the activities of the Master Servicer during the preceding calendar year
(or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.
2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout 2006
(or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Depositor, and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Master Servicer to remedy such default.
Certified by: AURORA LOAN SERVICES
LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice
President

b)
Countrywide
HOME LOANS
400 Countrywide Way
February 28, 2007 Simi Valley, California 93065-6298

U.S. Bank National Association
One Federal Street, 3rd FL
Boston, MA 02210
OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s)
set forth on Exhibit A attached hereto (the "Servicing Agreement") that:
(a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year,

/s/: Joseph Candelario
February 28, 2007
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
See Deal Name listing on following page.

Exhibit A
SASCO 2006-BC2
SASCO 2006-BC3
SASCO 2006-BC4
SASCO 2006-BC5
LXS 2006-2N
LXS 2006-4N
LXS 2006-ION
LXS 2006-12N
LXS 2006-16N
LXS 2006-18N
CSR 2006-AR1
HARBORVIEW 2006-1
HARBORVIEW 2006-4
GSR 2006-1 F (SUB)
GSR 2006-2F (SUB)
GSR 2006-3 F (SUB)
GSR 2006-5F (SUB)
GSR 2006-6F
GSR 2006-7F
GSR 2006-8F
GSR 2006-9F
SAIL 2006-3
HARBORVIEW 2006-CB1
PRIME 2006-CL I
SARM 2006-1
SARM 2006-10
SARM 2006-11
SARM 2006-2
SARM 2006-3
SARM 2006-4
SARM 2006-5
SARM 2006-7
SARM 2006-8
SARM 2006-9
SARM 2006-12
LXS 2006-3

c)
GMAC Mortgage
SERVICER COMPLIANCE STATEMENT (Item 1123)
GMAC Mortgage, LLC
2006-4N
The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the
"Servicer") pursuant to the applicable servicing agreement, does hereby certi& that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.
IN
WITNESS
WHEREOF, the undersigned has duty executed this Certificate this 6th day of March
2007.
By:
GMAC
Mortgage
LIC
5oo Enterprise Road
1-lorsham. PA 1g044
www.gmacmortgage.com
Anthony N. Renzi
Title: Executive Vice President

d)
GREENPOINT MORTGAGE FUNDING, INC.
SERVICER COMPLIANCE STATEMENT
LXS 2006-4N

J, Michael Dc Francesco, an authorized officer of GreenPoint Mortgage Funding, Inc. (the "Servicer"),
certify that:

1. A review of the Servicer's activities during the period from and including January 1, 2006 through and including December 31, 2006 (or applicable portion thereof) and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

Capitalized items used but not defined herein have the meanings ascribed to them in the Agreement.

Date: February 28, 2007
/s/ Michael De Francesco
Michael De Francesco
Senior Vice President, Loan Administration